UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2002

iPrint Technologies, inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29733 (Commission File Number)	77-0436465 (IRS Employer Identification No.)
3073 Corvin Drive Santa Clara, California (Address of principal executive offices)	95051 (Zip Code)

(408) 523-2700 (Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

On October 22, 2002, iPrint Technologies, inc. ("iPrint" or the "Company") assigned all of the its assets in trust (the "Assignment") to Sherwood Partners, Inc., a third party assignee ("Sherwood"), pursuant to a General Assignment between Sherwood and iPrint dated as of October 22, 2002, which is attached as Exhibit 2.1 to this report and incorporated by reference herein (the "Assignment Agreement").

Pursuant to the General Assignment, iPrint has transferred all of the Company's right, title, interest in, and custody and control of the Company's assets to, Sherwood in trust as an assignment for the benefit of creditors under California law. Sherwood will liquidate the assets and will distribute the proceeds to iPrint's creditors to satisfy the Company's obligations. If any proceeds remain after all of iPrint's obligations to its creditors have been satisfied, those remaining proceeds will be distributed to the stockholders of the Company. However, based upon current information, the Company cannot forecast if any amounts will be available for payment to iPrint's stockholders after all required payments to creditors are made.

For more information concerning the Assignment, please refer to the proxy filed by iPrint with the Securities and Exchange Commission (the "SEC") on September 13, 2002, on Schedule 14A which is incorporated by reference herein.

In connection with the Assignment, the Company issued a press release on October 22, 2002, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.

(c) Exhibits

2.1 General Assignment, dated as of October 22, 2002, by and among iPrint Technologies, inc. and Sherwood Partners, Inc.

99.1 Press release by iPrint Technologies, inc., dated October 22, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2002	iPrint Technologies, inc. By: /s/ David Seltzer David Seltzer Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION
2.1	General Assignment, dated as of October 22, 2002, by and among iPrint Technologies, inc. and Sherwood Partners, Inc.
99.1	Press release by iPrint Technologies, inc., dated October 22, 2002.